Investor Relations Contact
Anshul Maheshwari
Vice President, Treasury and Investor Relations
+1 (650) 424-5163
investors@varian.com

Press Contact
Mark Plungy
Director, Public Relations
+1 (650) 424-5630
mark.plungy@varian.com
FOR IMMEDIATE RELEASE
Varian Reports Results for First Quarter of Fiscal Year 2020

First Quarter 2020 Summary
•Oncology Systems gross orders grew 8% in dollars or 9% in constant currency in the quarter and over the trailing twelve months
•Total company revenues grew 12% in dollars, or 13% in constant currency, to $829 million; organic revenues grew 8%(1)
•GAAP operating earnings declined 1% at 13.3% of revenues; non-GAAP operating earnings grew 13% at 16.2% of revenues
•GAAP net earnings per diluted share of $0.96; non-GAAP net earnings per diluted share of $1.16
•No change to fiscal year 2020 guidance
(1) Excludes the year-over-year impact of foreign exchange and growth from our CTSI and Interventional Solutions businesses

PALO ALTO, Calif. - January 29, 2020 - Varian (NYSE: VAR) today announced its first quarter fiscal year 2020 results.

“In the first quarter, our business fundamentals remained strong and our team delivered solid results with double-digit revenue growth in our Oncology Systems business driven by strong software and services revenue growth” said Dow Wilson, Chief Executive Officer of Varian. “We continue to make planned investments across the portfolio to scale our global sales and operations infrastructure as we execute on our long-term growth and value creation strategy.”

Summary

(Dollars and shares in millions, except per share amounts)	Q1 2020	Q1 2019	Y/Y
Revenues	$828.9	$741.0	12%
Gross margin as a percentage of revenues	44.2%	42.7%	160 bps
GAAP net earnings attributable to Varian	$88.2	$103.2	(14)%
GAAP net earnings per share - diluted	$0.96	$1.12	(14)%
Net cash provided by operating activities	$112.6	$140.9	(20)%
Non-GAAP net earnings attributable to Varian (1)	$106.6	$97.3	10%
Non-GAAP net earnings per share - diluted (1)	$1.16	$1.06	10%
Shares used in computing GAAP and non-GAAP net earnings per diluted share	91.7	92.0
(1)Non-GAAP net earnings and Non-GAAP net earnings per diluted share are defined as GAAP net earnings and GAAP net earnings per diluted share adjusted to exclude the amortization of intangible assets, amortization of inventory step-up, acquisition and integration-related expenses or benefits, significant litigation charges or benefits, legal costs, gains and losses on equity investments, and significant non-recurring tax expense or benefit. Reconciliation of GAAP and non-GAAP financial measures can be found at the end of the press release.

The company ended the quarter with $722 million in cash and cash equivalents and $544 million in debt. Net cash provided by operating activities was $113 million, down $28 million, due to working capital investments to support growth. During the quarter, the company invested $46 million to repurchase three hundred and thirty-three thousand shares of common stock.

Oncology Systems Segment
Oncology Systems revenues totaled $782 million, up 11%. GAAP operating earnings were $136 million, up 10%. Gross orders were $774 million, up 8%. Gross orders in the Americas increased 7% with 4% growth in North America. In EMEA, gross orders rose 8%. In APAC, gross orders increased 9% driven by growth in China, South East Asia and Korea that was partially offset by softness in Japan.

Proton Solutions Segment
Proton Solutions revenues totaled $28 million, down 28%. The company received one new system order in the quarter. Operating earnings were impacted by project mix and updated project costs.

Other Segment
Revenues for the Other segment were $19 million. The Other segment is comprised of our Interventional Solutions business, including cryoablation, embolic microspheres, and microwave ablation. Additionally, it includes our investments in cardiac radioablation.

Non-GAAP Adjustments
This quarter, our GAAP operating earnings and GAAP EPS included a $9 million change in the fair value of contingent consideration related to our acquisitions of Endocare and Alicon. In the first quarter of fiscal year 2019, GAAP net earnings and GAAP EPS included a $22 million gain on the sale of our equity investment in Augmenix.

Guidance for Full Fiscal Year 2020
Based on solid operating performance in the first fiscal quarter and continued market and product momentum, the company is making no changes to the fiscal year 2020 guidance given during the last earnings call. The company expects earnings to be weighted towards the back-half of the fiscal year as it continues to invest in future growth. The company considers factors that can influence the business, including the strength across the portfolio, growing contribution from software and services, performance variability of the Proton Solutions segment, and the mix of mature and emerging markets.

Investor Conference Call
Varian Medical Systems is scheduled to conduct its first quarter fiscal year 2020 conference call at 1:30 p.m. Pacific Time today. To access the live webcast or replay of the call, visit the Investor Relations page on our website at www.varian.com/investors. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering conference ID 13697535. The teleconference replay will be available until 5:00 p.m. Pacific Time, Friday, January 31, 2020.

# # #

About Varian
At Varian, we envision a world without fear of cancer. For more than 70 years, we have developed, built and delivered innovative cancer care technologies and solutions for our clinical partners around the globe to help them treat millions of patients each year. With an Intelligent Cancer Care approach, we are harnessing advanced technologies like artificial intelligence, machine learning and data analytics to enhance cancer treatment and expand access to care. Our 10,000 employees across 70 locations keep the patient and our clinical partners at the center of our thinking as we power new victories in cancer care. Because, for cancer patients everywhere, their fight is our fight. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; risks associated with integrating recent acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; recent and potential future tariffs or a global trade war; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s proton solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges related to entering into new business lines; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varian has not filed its Form 10-Q for the period ended January 3, 2020. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, completion of purchase accounting, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-Q.

Varian Medical Systems, Inc. and Subsidiaries
Preliminary Condensed Consolidated Statements of Earnings
(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q1 2020	Q1 2019
Gross orders	$818.6	$721.7
Oncology Systems	773.8	716.5
Proton Solutions	25.9	5.2
Other	18.9	—
Order backlog	3,305.3	3,174.7
Revenues	828.9	741.0
Oncology Systems	782.4	702.5
Proton Solutions	27.6	38.5
Other	18.9	—
Cost of revenues	462.1	424.9
Gross margin	366.8	316.1
As a percentage of revenues	44.2%	42.7%
Operating expenses
Research and development	67.1	60.9
Selling, general and administrative	177.0	141.1
Acquisition-related expenses	12.7	2.4
Operating earnings	110.0	111.7
As a percentage of revenues	13.3%	15.1%
Interest income (expense)	(1.7)	2.7
Other income, net	4.4	23.0
Earnings before taxes	112.7	137.4
Taxes on earnings	23.8	33.5
Net earnings	88.9	103.9
Less: Net earnings attributable to non-controlling interests	0.7	0.7
Net earnings attributable to Varian	$88.2	$103.2

Net earnings per share - basic	$0.97	$1.13
Net earnings per share - diluted	$0.96	$1.12

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	90.9	91.0
Weighted average shares outstanding - diluted	91.7	92.0

Varian Medical Systems, Inc. and Subsidiaries
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	January 3,	September 27,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$721.9	$531.4
Trade and unbilled receivables, net	1,073.5	1,106.3
Inventories	597.4	551.5
Prepaid expenses and other current assets	248.5	206.2
Total current assets	2,641.3	2,395.4

Property, plant and equipment, net	317.0	311.5
Right-of-use assets	127.4	—
Goodwill	612.4	612.2
Intangible assets	290.9	300.7
Deferred tax assets	85.7	84.7
Other assets	370.3	397.2
Total assets	$4,445.0	$4,101.7

Liabilities and Equity
Current liabilities:
Accounts payable	$215.3	$248.5
Accrued liabilities	471.2	459.5
Deferred revenues	812.2	766.0
Short-term borrowings	542.0	410.0
Total current liabilities	2,040.7	1,884.0
Long-term lease liabilities	103.7	—
Other long-term liabilities	443.3	440.1
Total liabilities	2,587.7	2,324.1

Equity:
Varian stockholders’ equity:
Common stock	90.7	90.8
Capital in excess of par value	870.4	845.6
Retained earnings	983.2	934.0
Accumulated other comprehensive loss	(97.0)	(102.1)
Total Varian stockholders’ equity	1,847.3	1,768.3
Non-controlling interests	10.0	9.3
Total equity	1,857.3	1,777.6
Total liabilities and equity	$4,445.0	$4,101.7

Discussion of Non-GAAP Financial Measures
This press release includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: organic revenue growth, non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define organic revenue growth as revenue growth less the impact of revenue growth from our CTSI and Interventional Solutions businesses and adjusted for the impact of foreign exchange. We define non-GAAP operating earnings as operating earnings excluding amortization of intangible assets, amortization of inventory step-up, acquisition and integration-related expenses or benefits, significant litigation charges or benefits and legal costs. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for gain and losses on equity investments, and significant non-recurring tax expense or benefit, which are only excluded from non-GAAP net earnings:
Amortization of intangible assets and amortization of inventory step-up: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets, the step-up of inventory values, and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets and amortization of inventory step-up allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.
Acquisition and integration-related expenses or benefits: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gains or expenses on settlement of pre-existing relationships, integration costs, and breakup fees. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operations of our on-going business.
Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.
Gains and losses on equity investments: We may incur gains and losses from our equity investments in privately-held companies. We do not trade equity investments, and we do not plan on these investments for the funding of ongoing operations. We exclude such gains and losses because we do not believe they are reflective of our core business.
Significant non-recurring tax expense or benefit: We may incur a significant tax expense or benefit as a result of tax legislation and/or a change in judgment about the need for a valuation allowance that are generally unrelated to the level of business activity in the period in which these tax effects are reported. We exclude such expenses or benefits from our non-GAAP net earnings because we believe they do not accurately reflect the underlying performance of our continuing business operations.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

The following tables reconcile GAAP and non-GAAP financial measures:
Varian Medical Systems, Inc. and Subsidiaries
Reconciliation of Preliminary Revenue Growth and Organic Revenue Growth Financial Measures
(Unaudited)

(Dollars in millions)	Q1 2020	Q1 2019	Percent Change	Impact from Acquisitions	Impact from Foreign Exchange	Organic Growth
Total revenues	$828.9	$741.0	12%	(5)%	1%	8%

Varian Medical Systems, Inc. and Subsidiaries
Reconciliation of Preliminary GAAP and Non-GAAP Financial Measures
(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q1 2020	Q1 2019
Non-GAAP adjustments
Amortization of intangible assets and inventory step-up (1)	$9.8	$4.2
Acquisition-related expenses (2)	12.7	2.4
Litigation charge and legal costs	2.1	0.9
Total non-GAAP adjustments to operating earnings	24.6	7.5
Gain on equity investments (3)	(1.4)	(22.0)
Tax effects of non-GAAP adjustments	(3.2)	3.8
Significant effects of tax legislation (4)	(1.6)	2.3
Changes in deferred tax related to an acquisition (5)	—	2.5
Total net earnings impact from non-GAAP adjustments	$18.4	$(5.9)
Operating earnings reconciliation
GAAP operating earnings	$110.0	$111.7
Total operating earnings impact from non-GAAP adjustments	24.6	7.5
Non-GAAP operating earnings	$134.6	$119.2
Net earnings and net earnings per diluted share reconciliation
GAAP net earnings attributable to Varian	$88.2	$103.2
Total net earnings impact from non-GAAP adjustments	18.4	(5.9)
Non-GAAP net earnings attributable to Varian	$106.6	$97.3
GAAP net earnings per share - diluted	$0.96	$1.12
Non-GAAP net earnings per share - diluted	$1.16	$1.06
Shares used in computing GAAP and non-GAAP net earnings per diluted share	91.7	92.0

(1)Includes $2.2 million and $1.9 million, respectively, in cost of revenues for the periods presented.
(2)Includes an $8.8 million change in the fair value of contingent consideration in the first quarter of fiscal year 2020.
(3)Represents the gain on sale of our equity investment in Augmenix in the first quarter of fiscal year 2019.
(4)Represents the tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act.
(5)Represents the charge to income tax expense due to the increase of a valuation allowance as a result of an acquisition.